CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of Advisors Series Trust and to the use of our report dated April 30, 2021 on the financial statements and financial highlights of the Logan Capital Large Cap Growth Fund, a series of the Advisors Series Trust. Such financial statements and financial highlights appear in the 2021 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
March 16, 2022